                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Nos. 2-78161, 33-34635, 33-48209 and 33-88856) and Form S-3 (Nos. 333-01203, 33-81644,
33-83752, 33-59689 and 33-62975) of Omnicare, Inc. of our report dated February 5, 1996 appearing on page 22 of this Form 10-K. Such report refers to our reliance on other auditors with respect to the results of operations and cash flows of Evergreen Pharmaceutical, Inc. and Evergreen Pharmaceutical East, Inc. for the year ended December 31, 1993.


/s/Price Waterhouse LLP

Price Waterhouse LLP
Cincinnati, Ohio
March 22, 1996





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